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                                                                   EXHIBIT 10.48


              AMENDMENT TO THE EXECUTIVE NONQUALIFIED EXCESS PLAN
                                       OF
                              AMN HEALTHCARE, INC.

AMN Healthcare, Inc., a Nevada corporation, hereby amends section 13 of the Executive Nonqualified Excess Plan, dated as of January 1, 2002, as follows:

1. Section 2.6 shall be deleted in its entirety and amended and restated to read as follows:

      "Compensation Committee" shall mean the Compensation Committee of AMN Healthcare Services, Inc., the parent corporation of the Employer.

2. Section 4.4.2 is amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

      If so designated by the Employer in the Adoption Agreement, and subject to the requirements for early retirement set forth therein, a Participant may elect early retirement effective on any date prior to his Normal Retirement Date and on or after the Early Retirement Date specified in the Adoption Agreement.

3. Section 5.4 is amended by deleting the period at the end of the next-to-last sentence (beginning "As soon as practicable") and substituting instead a semi-colon, and by adding the following new sentence to immediately follow the said next-to-last sentence and to immediately precede the last sentence (beginning "The following special provisions") before subsection 5.4.1, to read in its entirety as follows:

      provided, however, that a Participant may elect, in writing on a form prescribed by the Plan Administrator for that purpose, not to take any distribution from the College Education Subaccount for a Dependent so long as the Participant files such written election with the Plan Administrator not later than the last day of the calendar year which immediately precedes the calendar year in which such Dependent shall attain age 18. If a Participant so elects, 90 percent of the balance in the College Education Subaccount for the specified Dependent shall be transferred back to the Deferred Compensation Account of the Participant, and the remaining 10 percent of the College Education Subaccount for the specified Dependent shall be forfeited as of the date of the transfer. Notwithstanding the foregoing, 100 percent of the balance of a College Educational Subaccount for a specified Dependent shall be transferred back to the Participant's Deferred Compensation Account if the specified Dependent dies or becomes disabled (as defined below) before reaching the age of 23. For purposes of this Section, a Participant's Dependent shall be deemed to be "disabled" if the Plan Administrator, in its sole discretion, determines that an illness or injury has rendered the Dependent physically or mentally incapable of the full-time pursuit of the course of study for which the College Educational Subaccount was established for the Dependent. The Plan Administrator may request such evidence of the Dependent's

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      illness or injury as it deems necessary or appropriate to establish the existence of a disability, including but not limited to examination of the Dependent by a physician selected by the Plan Administrator.

4. Section 8.2 is amended by adding at the end thereof a new sentence to read in its entirety as follows:

      The Committee may (but is not required to) consider the Participant's investment preferences when investing the assets attributable to a Participant's Accounts.

5. Section 9.1 shall be amended by amending and restating in its entirety the first sentence of such section to read as follows:

      The Committee shall consist of at least three individuals who shall be appointed by the Compensation Committee

6. Section 9.13 shall be amending by replacing the term "Board" with "Compensation Committee".

7. Section 11.1 shall be amended as follows: "Board" shall be replaced with "Compensation Committee".

8. Section 13 is amended by amending and restating in its entirety the third sentence of such section to read as follows:

      "If the Participant does not designate a beneficiary and has no Surviving Spouse, then the beneficiary shall be the person or entity specified below, in the following order of priority:

            First: The then living child or children of the Participant, to be divided among them in equal shares if more than one is then living.

            Second: The then living parent or parents of the Participants, to be divided among them in equal shares if more than one is then living.

            Third: The legal representative of the Participant's probate estate."

9.    Except as so amended, the Plan is ratified, confirmed and approved.


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AMN Healthcare, Inc.



By:  /s/ Steven C. Francis                   Dated as of:  January 1, 2002
   -----------------------------------
     Steven C. Francis
     Chief Executive Officer and President